As filed with the Securities and Exchange Commission on March 27, 2001

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   TCPI, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                      65-0308922
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


3333 SW 15 Street, Pompano Beach, FL                      33069
Address of Principal Executive Offices                  (Zip Code)

                      Non-Qualified Stock Option Agreement
                 and Consulting and Marketing License Agreement
                         entered into with Mark Neuhaus
                            (Full title of the plan)

                              Jay E. Eckhaus, Esq.
                                   TCPI, Inc.
                              3333 S.W. 15th Street
                             Pompano Beach, FL 33069
                     (Name and address of agent for service)

                                  954-979-0400
          (telephone number including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of               Amount               Proposed         Proposed maximum           Amount of
securities             to be                maximum          aggregate offering         registration
to be                  registered (2)       offering         price (3)                  fee (3)
registered (1)                              price per
                                            share (3)
-----------------------------------------------------------------------------------------------------
Common                 10,000,000           $.0515           $515,000                   $128.75
Stock, $.001
par value


1) Represents shares issuable upon the exercise of options granted under the Non-Qualified Stock Option Agreement and Consulting and Marketing License Agreement entered into with Mark Neuhaus.
2) This Registration Statement shall also cover any additional shares of common stock which become issuable under these agreements by reason of any stock dividend, stock split, recapitalization or similar transactions.
3) For the purpose of calculating the registration fee only. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is based on the average of the bid and asked price per share of common stock of TCPI, Inc., as reported on the NASD O.T.C. Bulletin Board on March 23, 2001.

           PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to Mark Neuhaus as specified by Rule 428.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following Documents filed by the Registrant ("the Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(2) The description of the Company's Common Stock contained in Amendment No. 4 to the Company's Registration Statement on Form S-1 filed on April 23, 1996 (No. 333-1272), including any report filed for the purpose of updating such description.

(3) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold in the Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 607.0831 of the Florida Business Corporation Act (the "Florida Business Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution under Section 607.0834 of the Florida Business Act are applicable; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Section 607.0850 of the Florida Business Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section
607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another

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

corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification or advancement of expenses, or both, and despite any contrary determination by the Board of Directors or the shareholders of the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of Section 607.0850.

The Registrant's Articles of Incorporation provide that it shall indemnify or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (a) is or was a director of the Corporation; (b) is or was serving as the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise (collectively, a "Business Entity"); (c) is or was an officer of the Corporation, provided such person is or was at the time a director of the Corporation; or (d) is or was serving at the request of the Corporation as an officer of another Business Entity, provided that such person is or was at the time a director of the Corporation or a director of such other Business Entity, serving at the request of the Corporation to the full extent permitted by the Florida Business Act.

The Registrant's directors and officers are covered by insurance policies up to the limits specified in such policies indemnifying them against certain liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit
Number   Description
-------  -----------

5.1      Opinion and Consent of Jay E. Eckhaus, General Counsel of TCPI, Inc.

10.32 Consulting Agreement, dated March 26, 2001, between the Company and Mark Neuhaus.

10.33 Non-Qualified Stock Option Agreement, dated March 26, 2001, between the Company and Mark Neuhaus.

23.1     Consent of Ernst & Young LLP, Independent Certified Public Accountants

24.1     Power of Attorney*

*Included on the signature page.

Item 9. Undertakings.

(1) The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, Florida this 26 day of March, 2001.

                                                  TCPI, INC.
                                                  BY:

                                                  /s/ Elliott Block
                                                  -------------------------
                                                  Elliott Block
                                                  President and
                                                  Chief Executive Officer

         The undersigned directors and officers of TCPI, Inc. hereby constitute and appoint Elliott Block and Walter V. Usinowicz, Jr., and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys in fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys in fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                          Title                                                Date
---------                          -----                                                ----
/s/ Elliott Block                  President and Chief Executive Officer                March 26, 2001
------------------------------      (Principal Executive Officer)
Elliott Block

/s/ Martin Gurkin                  Director and                                         March 26, 2001
------------------------------      Chairman of the Board of Directors
Martin Gurkin

/s/Walter V. Usinowicz, Jr.        Vice President, Chief Financial                      March 26, 2001
------------------------------      Officer (Principal Financial Officer and
Walter V. Usinowicz, Jr                Principal Accounting Officer)

/s/ Noel Buterbaugh                Director                                             March 26, 2001
------------------------------
Noel Buterbaugh

/s/ Clayton Rautbord               Director                                             March 26, 2001
------------------------------
Clayton Rautbord

/s/ Stanley Reimer                 Director                                             March 26, 2001
------------------------------
Stanley Reimer